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                                                                    EXHIBIT 23.2



               CONSENT OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.

     We consent to the reference to this firm under the heading "Risk Factors -- Risk of Judicial, Legislative or Regulatory Action -- Future State Legislative Action May Invalidate the Transition Bonds or Their Underlying Assets" in the Prospectus included in the Registration Statement.


                                      Very truly yours,


                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.